Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 3000 Two Logan Square, Eighteenth and Arch Streets Philadelphia, PA 19103-2799 troutman.com

December 23, 2022

Cognition Therapeutics, Inc.

2500 Westchester Ave.

Purchase, NY 10577

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Cognition Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), including the base prospectus that is part of the Registration Statement (the “Base Prospectus”) and the Controlled Equity OfferingSM Sales Agreement prospectus that is part of the Registration Statement (the “Sales Prospectus”), filed on the date hereof, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Base Prospectus provides that it may be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Base Prospectus, as supplemented by any applicable Prospectus Supplements, provides for the issuance and sale from time to time by the Company of up to an aggregate of $200,000,000 of (i) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), (iii) one or more series of debt securities of the Company, which may be convertible into or exchangeable for shares of Common Stock and/or Preferred Stock (the “Debt Securities”), (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock and/or Debt Securities (the “Warrants”), (v) shares of Common Stock and/or Preferred Stock issuable upon exercise of the Warrants or upon conversion or exchange of the Debt Securities, (vi) units comprised of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities and Warrants, in any combination (the “Units”), (vii) subscription rights to one or more shares of Common Stock, shares of Preferred Stock or other securities (the “Subscription Rights”), and/or (viii) any combination of the foregoing securities. The Common Stock (including the ATM Shares (as defined below)), the Preferred Stock, the Debt Securities, the Warrants, the Units and the Subscription Rights are collectively herein referred to as the “Registered Securities.” The Registered Securities may be offered and sold by the Company from time to time pursuant to Rule 415 under the Securities Act as set forth in the Base Prospectus, as supplemented by any applicable Prospectus Supplements that may be filed under the Securities Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related Base Prospectus or Sales Prospectus, other than as expressly stated herein with respect to the issue of the ATM Shares.

The Sales Prospectus relates to the sale by the Company of shares of Common Stock having an aggregate offering price of up to $40,000,000 (the “ATM Shares”) under a Controlled Equity OfferingSM Sales Agreement dated as of December 23, 2022 (the “Sales Agreement”), by and among the Company, Cantor Fitzgerald & Co. and B. Riley Securities, Inc.

Cognition Therapeutics, Inc.

December 23, 2022

We have reviewed the corporate proceedings taken by the Company with respect to the registration of the Registered Securities. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other papers, as we have deemed necessary or appropriate in connection herewith. As to all matters of fact, we have relied entirely upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. For purposes of this opinion letter, we have assumed that:

(i)	the issuance, sale, amount, and terms of each of the Registered Securities to be offered from time to time by the Company will be duly authorized and established by proper action of the Board of Directors of the Company (other than the ATM Shares which have been duly and established by proper action of the Board of Directors of the Company), and in accordance with the Third Amended and Restated Certificate of Incorporation of the Company, as amended from time to time, the Amended and Restated Bylaws of the Company, as amended from time to time, and applicable Delaware and New York law, and that, at the time of each such issuance and sale of such Registered Securities, the Company will continue to be validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to issue and sell all such Registered Securities at such time;

(ii)	any shares of Common Stock (including the ATM Shares and any such shares included in Units and Subscription Rights) issued by the Company pursuant to the Registration Statement, the Base Prospectus, the Sales Prospectus and the related Prospectus Supplement, if any, from time to time will not exceed the maximum authorized number of shares of Common Stock under the Third Amended and Restated Certificate of Incorporation of the Company, as the same may have been amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

Cognition Therapeutics, Inc.

December 23, 2022

(iii)	any shares of Preferred Stock (including any such shares included in Units and Subscription Rights) issued pursuant to the Registration Statement, the Base Prospectus and the related Prospectus Supplement, from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the Third Amended and Restated Certificate of Incorporation of the Company, as the same may have been amended, minus that number of shares of Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

(iv)	any Warrants (including any Warrants included in Units and Subscription Rights) issued by the Company pursuant to the Registration Statement, the Base Prospectus and the related Prospectus Supplement, from time to time, will be issued under one or more valid, binding, and enforceable warrant agreements (each a “Warrant Agreement”);

(v)	any Debt Securities (including any Debt Securities included in Units and Subscription Rights) issued by the Company pursuant to the Registration Statement, the Base Prospectus and the related Prospectus Supplement, from time to time, will be issued under and in conformity with, a valid, binding and enforceable indenture in the form filed as an exhibit to the Registration Statement (each, an “Indenture”), which shall be delivered by a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trustee”), and the Trustee will have all requisite power and authority to effect the transactions contemplated by such Indenture, and the Trustee or an authenticating agent for the Trustee will duly authenticate the Debt Securities pursuant to the applicable Indenture, and the applicable Indenture will be the valid and binding obligation of the Trustee and will be enforceable against the Trustee in accordance with its terms. We are expressing no opinion herein as to the application of or compliance with any foreign, federal or state law or regulation to the power, authority or competence of any party, other than the Company, to the applicable Indenture;

(vi)	any Units issued by the Company pursuant to the Registration Statement, the Base Prospectus and the related Prospectus Supplement may be issued pursuant to a valid, binding, and enforceable Unit Agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent;

(vii)	any Subscription Rights issued by the Company pursuant to the Registration Statement, the Base Prospectus and the related Prospectus Supplement may be issued pursuant to a valid, binding, and enforceable Subscription Rights Agreement (the “Subscription Rights Agreement”); and

(viii)	all requisite third-party consents necessary to register and/or issue the Registered Securities have been obtained by the Company.

Cognition Therapeutics, Inc.

December 23, 2022

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Delaware and the laws of the State of New York, including statutory provisions and all applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such laws of the State of Delaware, and the federal laws of the United States of America.

Based upon the foregoing, we are of the opinion that:

1.	Following effectiveness of the Registration Statement, the Common Stock, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, will be validly issued, fully paid and nonassessable.

2.	Following effectiveness of the Registration Statement, the shares of Preferred Stock registered under the Registration Statement, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, will be validly issued, fully paid and nonassessable.

3.	Following effectiveness of the Registration Statement, the Warrants registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor and pursuant to a Warrant Agreement or agreements duly authorized, executed and delivered by the Company and the holder of the Warrants, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.	Following effectiveness of the Registration Statement, the Debt Securities registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor and pursuant to an Indenture duly authorized, executed and delivered by the Company and the Trustee, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

5.	Following effectiveness of the Registration Statement, the Units registered under the Registration Statement, when duly authorized, executed and delivered against payment specified therefor and pursuant to a Unit Agreement, if applicable, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Cognition Therapeutics, Inc.

December 23, 2022

6.	Following effectiveness of the Registration Statement, the Subscription Rights registered under the Registration Statement, when duly authorized, executed and delivered against payment specified therefor and pursuant to a Subscription Rights Agreement, if applicable, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

7.	The ATM Shares have been duly authorized for issuance, and following effectiveness of the Registration Statement, when the ATM Shares have been issued and sold in accordance with the Sales Agreement, and as described in the Registration Statement and Sales Prospectus, and in accordance with resolutions duly adopted or to be duly adopted by the Board of Directors of the Company or a pricing committee thereof with respect to the offer, sale and issuance of the ATM Shares, the ATM Shares will be validly issued, fully paid and nonassessable.

This opinion letter is given as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any facts or circumstances that may change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In rendering this opinion and giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

Troutman Pepper Hamilton Sanders LLP